Exhibit 99.1

Tier Technologies, Inc.

10780 Parkridge Blvd., Suite 400

Reston, VA 20191

CONTACT:

Matt Brusch, Director of Communications

mbrusch@tier.com

(571) 382-1048

Tier Technologies Files Fiscal 2005 Form 10-K

RESTON, Va., October 27, 2006 – Tier Technologies, Inc. (OTC: TIER), today announced that it has filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2005. On December 14, 2005, Tier announced the delay in filing its fiscal year 2005 Form 10-K, and the expected restatement of its financial results for the fiscal years ended September 30, 2002, 2003 and 2004 and for the associated fiscal quarters as needed. On October 25, 2006, Tier filed its amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2004.

The fiscal year 2005 financial results announced today are in-line with those disclosed in Tier’s June 8, 2006 press release announcing preliminary unaudited fiscal year 2005 financial results.

Net revenues for fiscal year 2005 were $150.6 million, an increase of 18% as compared to net revenues of $127.8 million for fiscal year 2004.

Net income per diluted share was $0.06 for fiscal year 2005, as compared to a net loss per diluted share of ($0.08) for fiscal year 2004.

Cash, cash equivalents and investments on September 30, 2005 totaled $64.3 million, representing a decrease of approximately $1.4 million as compared to $65.7 million on September 30, 2004. The Company has no short-term or long-term debt.

Tier anticipates completing and filing all outstanding SEC filings, including all fiscal year 2005 and 2006 Quarterly Reports on Form 10-Q over the next several weeks. Tier expects to timely file its fiscal year 2006 Form 10-K and will announce an investor conference call at that time to discuss its fiscal year 2006 and historical financial results.

At the appropriate time, Tier expects to file an application seeking to relist its common stock on the Nasdaq Stock Market.

About Tier

Tier Technologies, Inc. offers a diversified array of innovative business and financial transaction processing solutions. Headquartered in Reston, Virginia, Tier’s clients include more than 2,200 federal, state, and local governments, educational institutions, utilities and commercial clients in the U.S. and abroad. Tier provides information technology solutions, and through its Official Payments Corp. subsidiary, delivers payment processing solutions for a wide range of markets. From designing, installing and maintaining cutting-edge public sector software systems, to delivering fast, secure and convenient financial transaction processing solutions, Tier provides integrated information solutions that solve problems while balancing innovation with practicality. For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Tier undertakes no obligation to update any such forward-looking statements. Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: the impact of the Company’s restatement process on its financial results; uncertainties surrounding the restatement process, including the predictions for timing of filing; the impact of governmental investigations; risks that the Company’s independent auditors might have audit adjustments that result in additional delay; and risks that the Company’s inability to complete the restatement of its financial statements will impact operations. For a discussion of the factors which may cause our actual events or results to differ from those projected, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2005 filed today with the SEC.

(Financial tables follow)

TIER TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,
(in thousands)	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$27,843	$28,495
Investments in marketable securities	36,493	37,212
Accounts receivable, net	19,449	17,086
Unbilled receivables	3,094	4,101
Prepaid expenses and other current assets	3,680	4,337

Total current assets	90,559	91,231
Property, equipment and software, net	13,501	7,213
Long-term accounts receivable	1,560	—
Goodwill	37,567	37,527
Other intangible assets, net	26,147	30,771
Restricted investments	3,335	3,329
Investment in unconsolidated affiliate	3,590	—
Other assets	483	1,909

Total assets	$176,742	$171,980

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,902	$2,624
Income taxes payable	7,113	7,007
Accrued compensation liabilities	5,139	4,820
Accrued subcontractor expenses	3,226	2,457
Other accrued liabilities	7,738	7,433
Deferred income	7,795	5,269
Other current liabilities	98	901
Total current liabilities	33,011	30,511
Other liabilities	2,192	1,775

Total liabilities	35,203	32,286

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock and paid-in capital—Shares authorized: 44,260 and 43,480; shares issued: 20,374 and 20,324; and shares outstanding: 19,490 and 19,440	182,066	181,479
Treasury stock—at cost, 884 shares	(8,684)	(8,684)
Notes receivable from related parties	(3,998)	(4,113)
Accumulated other comprehensive loss	(111)	(128)
Accumulated deficit	(27,734)	(28,860)

Total shareholders’ equity	141,539	139,694

Total liabilities and shareholders’ equity	$176,742	$171,980

TIER TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended September 30,
(in thousands, except per share data)	2005	2004	2003
Revenues	$150,601	$127,777	$115,577
Costs and expenses:
Direct costs	103,814	84,399	89,657
General and administrative	28,958	28,233	23,606
Selling and marketing	11,339	7,441	5,581
Depreciation and amortization	6,065	5,109	5,423
Restructuring charges	46	3,493	414

Total costs and expenses	150,222	128,675	124,681

Income (loss) before other income, income taxes and loss from discontinued operations	379	(898)	(9,104)

Other income (loss):
Interest income, net	1,543	835	904
Loss on sale of investments	(501)	—	—
Equity in net loss of unconsolidated affiliate	(168)	—	—

Total other income	874	835	904

Income (loss) from continuing operations before income taxes	1,253	(63)	(8,200)
Income tax provision (benefit)	127	—	(2,764)

Income (loss) from continuing operations	1,126	(63)	(5,436)
Loss from discontinued operations, net of income taxes	—	(1,440)	(19,246)

Net income (loss)	$1,126	$(1,503)	$(24,682)

Earnings (loss) per share—Basic:
From continuing operations	$0.06	$—	$(0.29)
From discontinued operations	$—	$(0.08)	$(1.02)

Earnings (loss) per share—Basic	$0.06	$(0.08)	$(1.31)
Earnings (loss) per share—Diluted:
From continuing operations	$0.06	$—	$(0.29)
From discontinued operations	$—	$(0.08)	$(1.02)

Earnings (loss) per share—Diluted	$0.06	$(0.08)	$(1.31)
Weighted-average shares used in computing:
Basic earnings (loss) per share	19,470	18,987	18,782
Diluted earnings (loss) per share	19,593	18,987	18,782

TIER TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended September 30,
(in thousands)	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,126	$(1,503)	$(24,682)
Less: Loss from discontinued operations, net	—	(1,440)	(19,246)

Income (loss) from continuing operations, net	1,126	(63)	(5,436)

Non-cash items included in net income (loss) from continuing operations:
Depreciation and amortization	8,992	7,139	7,631
Write-down of unbilled receivables	—	—	12,936
Goodwill and other assets impairment charge	662	571	91
Stock options revision charge	—	552	—
Provision for doubtful accounts	602	388	703
Deferred income taxes	—	25	(2,325)
Equity in net loss of unconsolidated affiliate	168	—	—
Interest on, and losses from forgiveness of, notes from related parties	(90)	2	(8)

Net effect of changes in assets and liabilities:
Accounts receivable	(3,518)	9,015	(9,713)
Prepaid expenses and other assets	2,083	(485)	658
Accounts payable and accrued liabilities	441	(1,926)	466
Income taxes payable	106	9,382	(4,131)
Deferred income	2,526	780	139
Cash provided by operating activities from continuing operations	13,098	25,380	1,011
Cash used in operating activities from discontinued operations	(386)	(1,531)	(18,874)
Net cash provided by (used in) operating activities	12,712	23,849	(17,863)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(75,702)	(26,639)	(35,103)
Sales of marketable securities	34,293	—	5,989
Maturities of marketable securities	38,376	32,931	9,144
Restricted investments	3,328	4,403	223
Business combinations, net of cash acquired	(4,135)	(15,639)	294
Repayments on notes and accrued interest from related parties	411	—	15
Purchase of equipment and software	(10,027)	(3,429)	(1,655)
Other investing activities	(64)	(241)	(34)

Cash used in investing activities from continuing operations	(13,520)	(8,614)	(21,127)
Cash provided by investing activities from discontinued operations	—	1,913	17,841

Net cash used in investing activities	(13,520)	(6,701)	(3,286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under bank line of credit	—	2,200	—
Repayments under bank line of credit	—	(2,200)	—
Repurchase of treasury stock	—	—	(6,665)
Net proceeds from issuance of Class B common stock	302	2,395	1,635
Capital lease obligations and other financing arrangements	(86)	(149)	(482)

Net cash provided by (used in) financing activities from continuing operations	216	2,246	(5,512)
Effect of exchange rate changes on cash from continuing operations	(60)	—	(59)
Effect of exchange rate changes on cash from discontinued operations	—	230	—

Net (decrease) increase in cash and cash equivalents	(652)	19,624	(26,720)
Cash and cash equivalents at beginning of period	28,495	8,871	35,591

Cash and cash equivalents at end of period	$27,843	$28,495	$8,871